SUN™

EARNINGS PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

Second Quarter 2024

NYSE:SUI

Sun Communities, Inc.
Earnings Press Release & Supplemental Operating and Financial Data
For the Quarter and Six Months Ended June 30, 2024 and 2023

Sun Communities, Inc.
Earnings Press Release & Supplemental Operating and Financial Data
For the Quarter and Six Months Ended June 30, 2024 and 2023
Forward-Looking Statements:

This supplemental package contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Sun Communities, Inc. (the "Company") intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this document that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projected," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "anticipated," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "believes," "scheduled," "guidance," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this document some of which are beyond the Company's control. These risks and uncertainties may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 and in the Company's other filings with the Securities and Exchange Commission from time to time, such risks, uncertainties and other factors include those described under the heading "Cautionary Statement Regarding Forward-Looking Statements" in the accompanying press release.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.

Note on Non-GAAP Measures:

This document includes information regarding various non-GAAP supplemental performance measures, including funds from operations ("FFO"), Core FFO, net operating income ("NOI"), earnings before interest, tax, depreciation and amortization ("EBITDA") and Recurring EBITDA. For information on these non-GAAP measures, please refer to "Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Core FFO," "Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to NOI," "Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Recurring EBITDA" and "Definitions and Notes."
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EARNINGS PRESS RELEASE
July 31, 2024

Sun Communities Reports Results for the Second Quarter and First Six Months of 2024

Net Income per Diluted Share of $0.42 for the Quarter

Core FFO per Share of $1.86 for the Quarter

North America Same Property NOI increased by 3.6% for the Quarter and
5.6% for the First Six Months of 2024 versus corresponding 2023 Periods

North America Same Property Adjusted Blended Occupancy for MH and RV of 98.7% represents a 150 basis point year-over-year increase

Reiterating Full-Year Core FFO per Share Guidance for 2024 of $7.06 - $7.22

Full-Year North America Same Property NOI Growth Guidance Range of 4.7% - 5.7%, Maintaining 5.2% Midpoint
and Revising Full-Year UK Same Property NOI Growth Guidance Range to 8.6% - 10.4%

Southfield, Michigan, July 31, 2024 – Sun Communities, Inc. (NYSE: SUI) (the "Company" or "SUI"), a real estate investment trust ("REIT") that owns and operates, or has an interest in, manufactured housing ("MH") and recreational vehicle ("RV") communities and marinas (collectively, the "properties"), today reported its second quarter results for 2024.

Financial Results for the Quarter and Six Months Ended June 30, 2024

•For the quarter ended June 30, 2024, net income attributable to common shareholders was $52.1 million, or $0.42 per diluted share, compared to a net loss attributable to common shareholders of $207.6 million, or $1.68 per diluted share for the same period in 2023.

•For the six months ended June 30, 2024, net income attributable to common shareholders was $24.7 million, or $0.20 per diluted share, compared to a net loss attributable to common shareholders of $252.5 million, or $2.04 per diluted share for the same period in 2023.

Non-GAAP Financial Measures

•Core Funds from Operations ("Core FFO") for the quarter and six months ended June 30, 2024, was $1.86 per common share and dilutive convertible securities ("Share") and $3.05 per Share, respectively, as compared to $1.96 and $3.19 for the same periods in 2023.

•Same Property Net Operating Income ("NOI")

◦North American Same Property NOI increased by $10.4 million and $29.8 million, or 3.6% and 5.6%, respectively, for the quarter and six months ended June 30, 2024, as compared to the corresponding periods in 2023.

◦UK Same Property NOI increased by $1.7 million and $5.0 million, or 9.3% and 19.4%, respectively, for the quarter and six months ended June 30, 2024, as compared to the corresponding periods in 2023.

"We are pleased to have delivered solid second quarter results, while advancing our strategy focused on delivering reliable earnings growth. In our Manufactured Housing and Marina segments we saw strong NOI growth supported by sustained demand," said Gary A. Shiffman, Chairman, President and CEO. "We are also seeing growth in annual RV revenues, and while transient RV is still experiencing some headwinds, we are actively managing our controllable expenses. Our UK strategy remains focused on shifting a larger proportion of our income from home sale margins to the resilient, reliable NOI generated by real property rents. Finally, we are executing on our capital recycling objectives. Year to date, we have sold over $300 million of properties and used the proceeds to pay down debt."

OPERATING HIGHLIGHTS

North America Portfolio Occupancy

•MH and annual RV sites were 97.5% occupied at June 30, 2024, as compared to 97.1% at June 30, 2023.

•During the quarter ended June 30, 2024, the number of MH and annual RV revenue producing sites increased by approximately 1,230 sites, as compared to an increase of approximately 1,040 sites during the corresponding period in 2023, an 18.7% increase.

•Transient-to-annual RV site conversions totaled approximately 920 sites during the second quarter of 2024, a 22.7% increase over the second quarter of 2023.

Same Property Results

For the properties owned and operated by the Company since at least January 1, 2023, the following table reflects the percentage changes for the quarter and six months ended June 30, 2024:

	Quarter Ended June 30, 2024
	North America
	MH	RV	Marina	Total	UK
Revenue	7.2%	(0.7)%	5.5%	4.4%	4.9%
Expense	9.2%	4.0%	4.2%	6.0%	0.5%
NOI	6.4%	(4.6)%	6.1%	3.6%	9.3%

	Six Months Ended June 30, 2024
	North America
	MH	RV	Marina	Total	UK
Revenue	7.0%	0.9%	6.2%	5.1%	7.9%
Expense	6.3%	1.5%	5.3%	4.2%	(0.5)%
NOI	7.2%	0.3%	6.7%	5.6%	19.4%

Number of Properties	291	164	127	582	52

Same Property adjusted blended occupancy for MH and RV increased by 150 basis points to 98.7% at June 30, 2024, from 97.2% at June 30, 2023.

INVESTMENT ACTIVITY

During and subsequent to the quarter ended June 30, 2024, the Company completed the following dispositions:

•In July, a portfolio of six MH properties across six states for total cash consideration of $224.6 million, with an estimated gain on sale of approximately $140.0 million.
◦Net proceeds were used to pay down $62.3 million of mortgage debt and $151.1 million of borrowings under the Company's Senior Credit Facility.

•In July, one MH property for total cash consideration of $38.0 million.
◦Net proceeds were used to pay down $16.7 million of mortgage debt and $20.3 million of borrowings under the Company's Senior Credit Facility.

•In May, one Park Holidays property for total cash consideration of $5.4 million.

During the quarter ended June 30, 2024, the Company acquired:

•In April, one marina property and two marina expansion assets for total consideration of $12.0 million including the issuance of common OP units valued at $2.5 million.

•In June, a parcel of land in the UK for total consideration of $9.6 million, that will support the future expansion of an existing Park Holidays property.

BALANCE SHEET, CAPITAL MARKETS ACTIVITY AND OTHER ITEMS

As of June 30, 2024, the Company had $7.9 billion in debt outstanding with a weighted average interest rate of 4.2% and a weighted average maturity of 6.5 years. At June 30, 2024, the Company's Net Debt to trailing twelve-month Recurring EBITDA ratio was 6.2 times. Pro forma solely for the post June 30, 2024 property dispositions and debt repayments outlined in "Investment Activity" above, the Company's Net Debt to trailing twelve-month Recurring EBITDA ratio was 6.0 times.

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2024 GUIDANCE

The Company is updating full year, and establishing third quarter 2024 guidance for diluted EPS and Core FFO per Share:

For the year ending December 31, 2024, the Company is re-affirming Core FFO per Share guidance in the range of $7.06 - $7.22 and establishing Core FFO per Share guidance for the third quarter ending September 30, 2024 in the range of $2.46 - $2.56.

	Full Year Ending December 31, 2024				Third Quarter Ending September 30, 2024
	Prior FY Guidance		Revised FY Range
Reconciliation of Diluted EPS to Core FFO per Share	Low	High	Low	High	Low	High
Diluted EPS	$1.89	$2.05	$2.92	$3.08	$2.46	$2.56
Depreciation and amortization	5.45	5.45	5.53	5.53	1.33	1.33
Gain on sale of assets	(0.30)	(0.30)	(0.26)	(0.26)	(0.09)	(0.09)
Gain on sale of properties	(0.04)	(0.04)	(1.18)	(1.18)	(1.12)	(1.12)
Distributions on preferred OP units	0.10	0.10	0.10	0.10	0.02	0.02
Noncontrolling interest	0.09	0.09	0.08	0.08	0.06	0.06
Transaction costs and other non-recurring G&A expenses	0.14	0.14	0.18	0.18	0.02	0.02
Deferred tax benefit	(0.18)	(0.18)	(0.23)	(0.23)	(0.13)	(0.13)
Difference in weighted average share count attributed to dilutive convertible securities	(0.09)	(0.09)	(0.14)	(0.14)	(0.11)	(0.11)
Other adjustments(a)	—	—	0.06	0.06	0.02	0.02
Core FFO(b)(c) per Share	$7.06	$7.22	$7.06	$7.22	$2.46	$2.56
(a) Other adjustments consist primarily of remeasurement (gains) / losses, contingent legal and insurance gains and other items presented in the table that reconciles Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Core FFO on page 6.
(b) The diluted share counts for the quarter ending September 30, 2024 and the year ending December 31, 2024 are estimated to be 129.6 million.
(c) The Company's updated guidance translates forecasted results from operations in the UK using the relevant exchange rate in effect provided in the table presented below. The impact of fluctuations in Canadian and Australian foreign currency rates on revised and initial guidance are not material.

Exchange Rates in Effect at:	December 31, 2023	March 31, 2024	June 30, 2024
U.S. Dollar ("USD") / Pound Sterling ("GBP")	1.27	1.26	1.26
USD / Canadian Dollar ("CAD")	0.75	0.74	0.73
USD / Australian Dollar ("AUS")	0.68	0.65	0.67

The Company's updated guidance for the full year ending December 31, 2024 is reflected below. Note that certain prior period amounts have been reclassified to conform with current period presentation, with no effect on Net income / (loss) and Core FFO. The reclassifications more precisely align certain indirect expenses with underlying activity drivers.

Key adjustments versus prior guidance are:

•Total Real Property NOI growth is 5.8% - 6.4%, 80 basis points lower at the midpoint of guidance for 2024, primarily reflecting the property dispositions and the resultant loss of income from those properties.

•Interest expense guidance is $6.5 million lower at the midpoint primarily due to debt paydown with proceeds generated from the property dispositions.

•Same Property Portfolio
◦In North America, the Company is reiterating the prior midpoint of 5.2% for Same Property NOI growth for the full year.

▪MH – increasing Same Property NOI growth to a range of 6.8% – 7.4%, an increase of 50 basis points at the midpoint, reflecting continued strong operational trends.

▪RV – reducing Same Property NOI growth to a range of (0.7%) – 0.9%, a decrease of 40 basis points at the midpoint, incorporating strength in annual RV and continued transient RV headwinds.

▪Marinas – reducing Same Property NOI to a range of 6.2% – 7.2%, a decrease of 30 basis points at the midpoint, reflecting current large-vessel movement dynamics.

◦In the UK, the Company is increasing Same Property NOI growth to a range of 8.6% – 10.4% for the full year, an increase of 250 basis points at the midpoint, reflecting continued strong annual rental income performance and expense management.

◦Full year 2023 and first half 2024 actual results have been adjusted for property dispositions in the 2024 Same Property Portfolio guidance for comparative performance purposes.

•FFO contribution from UK home sales – lowering full year UK home sales FFO contribution by $850,000 or approximately 1.5% at the midpoint to reflect updated expectations.

•General and administrative expenses, excluding non-recurring expenses – decreasing the midpoint by approximately $5.0 million, or 210 basis points, reflecting corporate cost rationalization.

Supplemental Guidance Tables:

Same Property Portfolio (in millions and %)(a)	FY 2023 Actual Results	Expected Change in 2024
		Prior FY Range			July 31, 2024 Update
North America
Revenues from real property	$1,710.8	5.4%	-	5.8%	4.8%	-	5.2%
Total property operating expenses	$575.0	6.0%	-	7.0%	4.0%	-	4.8%
Total North America Same Property NOI(b)(c)	$1,135.8	4.6%	-	5.8%	4.7%	-	5.7%

MH NOI (284 properties)	$595.5	6.2%	-	7.1%	6.8%	-	7.4%
RV NOI (164 properties)	$287.5	(0.3%)	-	1.3%	(0.7%)	-	0.9%
Marina NOI (127 properties)	$252.7	6.4%	-	7.6%	6.2%	-	7.2%

UK (52 properties)
Revenues from real property	$137.6	6.4%	-	7.0%	6.7%	-	7.2%
Total property operating expenses	$68.3	6.0%	-	6.9%	3.9%	-	4.7%
Total UK Same Property NOI(b)	$69.3	6.0%	-	8.0%	8.6%	-	10.4%

For the third quarter ending September 30, 2024, the Company's guidance range assumes North America Same Property NOI growth of 3.1% - 4.9% and UK Same Property NOI growth of 2.1% - 4.1%.

Consolidated Portfolio Guidance For 2024 (in millions and %)	FY 2023 Actual Results	Expected Change / Range in 2024
		Prior FY Range			July 31, 2024 Update
Revenues from real property	$2,059.8	6.3%	-	6.6%	5.3%	-	5.5%
Total property operating expenses	$810.4	5.7%	-	6.0%	4.1%	-	4.4%
Total Real Property NOI	$1,249.4	6.5%	-	7.3%	5.8%	-	6.4%

Service, retail, dining and entertainment NOI	$68.5	$63.0	-	$67.0	$63.0	-	$67.0
Interest income	$45.4	$17.8	-	$18.8	$17.8	-	$18.8
Brokerage commissions and other, net(d)(e)	$60.6	$37.6	-	$39.6	$37.6	-	$39.6
FFO contribution from North American home sales	$17.0	$13.0	-	$13.9	$13.0	-	$13.9
FFO contribution from UK home sales(f)	$59.2	$55.4	-	$62.4	$55.1	-	$61.0
Income from nonconsolidated affiliates	$16.0	$11.1	-	$11.9	$11.1	-	$11.9
General and administrative expenses	$272.1	$269.7	-	$274.7	$268.7	-	$272.0
General and administrative expenses excluding non-recurring expenses	$242.5	$251.3	-	$256.3	$247.0	-	$250.3
Interest expense	$325.8	$355.6	-	$361.1	$350.1	-	$353.6
Current tax expense	$14.5	$13.2	-	$14.8	$12.7	-	$13.7

Expected Range in FY 2024

Seasonality	1Q24	2Q24	3Q24	4Q24
North America Same Property NOI:
MH	25%	25%	25%	25%
RV	17%	24%	40%	19%
Marina	19%	26%	30%	25%
Total	22%	25%	30%	23%

UK Same Property NOI	14%	26%	39%	21%

Home Sales FFO
North America	11%	41%	27%	21%
UK	17%	28%	34%	21%

Consolidated Service, Retail, Dining and Entertainment NOI	3%	37%	45%	15%

Consolidated EBITDA	18%	26%	33%	23%

Core FFO per Share	17%	26%	35%	22%

Footnotes to 2024 Guidance Assumptions
(a)
The amounts in the Same Property Portfolio table reflect constant currency, as Canadian and Pound Sterling currency figures included within the 2023 amounts have been translated at the assumed exchange rates used for 2024 guidance.

(b)	Total North America Same Property results net $111.2 million and $113.8 million of utility revenue against the related utility expense in property operating expenses for 2023 results and 2024 guidance, respectively. Total UK Same Property results net $16.7 million and $17.9 million of utility revenue against the related utility expense in property operating expenses for 2023 results and 2024 guidance, respectively.
(c)	2023 North America Same Property actual results exclude $0.4 million of expenses incurred at recently acquired properties to bring them up to the Company's standards. The improvements included items such as tree trimming and painting costs that do not meet the Company's capitalization policy.
(d)
Brokerage commissions and other, net includes $23.4 million and $16.3 million of business interruption income for the full year 2023 results and 2024 guidance, respectively. Business interruption recovery income for the first through second quarters of 2024 in the amount of $10.6 million was recorded as an adjustment to Core FFO in the loss of earnings - Catastrophic event-related charges, net line item.

(e)	Brokerage commissions and other, net included approximately $8.5 million of lease income in 2023 that will be recognized in total real property NOI in 2024.
(f)	Includes UK home sales from Park Holidays and Sandy Bay.

The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions, dispositions and capital markets activity completed through July 31, 2024. These estimates exclude all other prospective acquisitions, dispositions and capital markets activity. The estimates and assumptions are forward-looking based on the Company's current assessment of economic and market conditions and are subject to the other risks outlined below under the caption Cautionary Statement Regarding Forward-Looking Statements.

EARNINGS CONFERENCE CALL

A conference call to discuss second quarter results will be held on Thursday, August 1, 2024 at 2:00 P.M. (ET). To participate, call toll-free at (877) 407-9039. Callers outside the U.S. or Canada can access the call at (201) 689-8470. A replay will be available following the call through August 15, 2024 and can be accessed toll-free by calling (844) 512-2921 or (412) 317-6671. The Conference ID number for the call and the replay is 13747122. The conference call will be available live on the Company's website located at www.suninc.com. The replay will also be available on the website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this document that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projected," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "anticipated," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "believes," "scheduled," "guidance," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this document, some of which are beyond the Company's control. These risks and uncertainties and other factors may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and in the Company's other filings with the Securities and Exchange Commission, from time to time, such risks, uncertainties and other factors include, but are not limited to:

∙	Changes in general economic conditions, including inflation, deflation, energy costs, the real estate industry and the markets within which the Company operates;
∙	Difficulties in the Company's ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;
∙	The Company's liquidity and refinancing demands;
∙	The Company's ability to obtain or refinance maturing debt;
∙	The Company's ability to maintain compliance with covenants contained in its debt facilities and its unsecured notes;
∙	Availability of capital;
∙	Outbreaks of disease and related restrictions on business operations;
∙	Changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian dollar, Australian dollar and Pound sterling;
∙	The Company's ability to maintain rental rates and occupancy levels;
∙	The Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
∙	The Company's remediation plan and its ability to remediate the material weaknesses in its internal control over financial reporting;
∙	Expectations regarding the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;
∙	Increases in interest rates and operating costs, including insurance premiums and real estate taxes;
∙	Risks related to natural disasters such as hurricanes, earthquakes, floods, droughts and wildfires;
∙	General volatility of the capital markets and the market price of shares of the Company's capital stock;
∙	The Company's ability to maintain its status as a REIT;
∙	Changes in real estate and zoning laws and regulations;
∙	Legislative or regulatory changes, including changes to laws governing the taxation of REITs;
∙	Litigation, judgments or settlements, including costs associated with prosecuting or defending claims and any adverse outcomes;
∙	Competitive market forces;
∙	The ability of purchasers of manufactured homes and boats to obtain financing; and
∙	The level of repossessions by manufactured home and boat lenders;
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.
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Overview
Company Overview and Investor Information

The Company

Established in 1975, Sun Communities, Inc. became a publicly owned corporation in December 1993. The Company is a fully integrated REIT listed on the New York Stock Exchange under the symbol: SUI. As of June 30, 2024, the Company owned, operated, or had an interest in a portfolio of 666 developed MH, RV, Marina, and UK properties comprising approximately 181,760 developed sites and approximately 48,140 wet slips and dry storage spaces in the U.S., Canada and the UK.

For more information about the Company, please visit www.suninc.com.

Company Contacts

Investor Relations
Sara Ismail, Vice President
(248) 208-2500
investorrelations@suncommunities.com

Corporate Debt Ratings
Moody's	S&P
Baa3 | Stable	BBB | Stable

Equity Research Coverage
Bank of America Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@bofa.com
BMO Capital Markets	John Kim	jp.kim@bmo.com
Citi Research	Eric Wolfe	eric.wolfe@citi.com
	Nicholas Joseph	nicholas.joseph@citi.com
Deutsche Bank	Conor Peaks	conor.peaks@db.com
	Omotayo Okusanya	omotayo.okusanya@db.com
Evercore ISI	Samir Khanal	samir.khanal@evercoreisi.com
	Steve Sakwa	steve.sakwa@evercoreisi.com
Green Street Advisors	John Pawlowski	jpawlowski@greenstreet.com
JMP Securities	Aaron Hecht	ahecht@jmpsecurities.com
RBC Capital Markets	Brad Heffern	brad.heffern@rbccm.com
Robert W. Baird & Co.	Wesley Golladay	wgolladay@rwbaird.com
Truist Securities	Anthony Hau	anthony.hau@truist.com
UBS	Michael Goldsmith	michael.goldsmith@ubs.com
Wells Fargo	James Feldman	james.feldman@wellsfargo.com
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com
	Keegan Carl	kcarl@wolferesearch.com
2nd Quarter Supplemental Information 1

Overview
Financial and Operating Highlights
($ in millions, except Per Share amounts)

	Quarters Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Financial Information
Basic earnings / (loss) per share(a)	$0.42	$(0.22)	$(0.65)	$0.97	$(1.67)
Diluted earnings / (loss) per share(a)	$0.42	$(0.22)	$(0.65)	$0.97	$(1.68)

Cash distributions declared per common share	$0.94	$0.94	$0.93	$0.93	$0.93

FFO per Share(a)(b)	$1.79	$1.12	$1.41	$2.55	$1.96
Core FFO per Share(b)	$1.86	$1.19	$1.34	$2.57	$1.96

Real Property NOI
MH	$160.7	$162.5	$155.6	$153.1	$151.3
RV	74.2	51.2	50.4	128.2	75.6
Marina	77.7	56.9	65.3	83.1	72.2
UK	18.7	15.3	14.0	29.0	17.3
Total	$331.3	$285.9	$285.3	$393.4	$316.4

Recurring EBITDA	$335.9	$234.0	$256.0	$433.0	$339.7
TTM Recurring EBITDA / Interest	3.6 x	3.7 x	3.9 x	4.0 x	4.3 x
Net Debt / TTM Recurring EBITDA	6.2 x	6.1 x	6.1 x	6.1 x	6.2 x

Balance Sheet
Total assets(a)	$17,011.1	$17,113.3	$16,940.7	$17,246.6	$17,234.9
Total debt	$7,852.8	$7,872.0	$7,777.3	$7,665.0	$7,614.0
Total liabilities	$9,781.6	$9,830.0	$9,506.8	$9,465.0	$9,474.8

Operating Information
Properties
MH	296	296	298	298	299
RV	179	179	179	182	182
Marina	137	136	135	135	135
UK	54	54	55	55	55
Total	666	665	667	670	671

Sites, Wet Slips and Dry Storage Spaces
MH	100,160	99,930	100,320	100,200	100,220
Annual RV	33,590	33,290	32,390	32,150	31,620
UK annual	17,710	18,110	18,110	18,050	17,950
Transient	30,300	28,780	28,490	29,770	30,270
Total sites	181,760	180,110	179,310	180,170	180,060
Marina wet slips and dry storage spaces(c)	48,140	48,040	48,030	48,030	48,180

Occupancy
MH	96.7%	96.7%	96.6%	96.3%	96.2%
Annual RV	100.0%	100.0%	100.0%	100.0%	100.0%
Blended MH and annual RV	97.5%	97.5%	97.4%	97.2%	97.1%
UK annual	89.9%	88.9%	89.5%	90.6%	90.1%

MH and RV Revenue Producing Site Net Gains(d)
MH leased sites, net	315	57	387	207	285
RV leased sites, net	918	157	296	537	754
Total leased sites, net	1,233	214	683	744	1,039
(a) As adjusted for non-cash goodwill impairment.
(b) Excludes the effect of certain anti-dilutive convertible securities.
(c) Total wet slips and dry storage spaces are adjusted each quarter based on site configuration and usability.
(d) Revenue producing site net gains do not include occupied sites acquired during the year.
2nd Quarter Supplemental Information 2

Overview
Portfolio Overview as of June 30, 2024

	MH & RV Properties
	Properties	MH & Annual RV		Transient RV Sites	Total Sites	Sites for Development
Location		Sites	Occupancy %
North America
Florida	128	40,980	97.8%	4,500	45,480	2,340
Michigan	85	33,130	96.9%	530	33,660	1,290
California	37	6,960	98.9%	1,840	8,800	850
Texas	29	9,090	96.6%	1,770	10,860	3,850
Ontario, Canada	16	4,640	100.0%	540	5,180	1,450
Connecticut	16	1,920	95.4%	80	2,000	—
Maine	15	2,540	96.1%	1,020	3,560	200
Arizona	12	4,490	97.3%	830	5,320	1,120
Indiana	12	3,160	97.8%	1,030	4,190	180
New Jersey	11	3,000	100.0%	1,000	4,000	260
Colorado	11	2,910	88.1%	970	3,880	1,390
Virginia	10	1,660	100.0%	2,050	3,710	750
New York	10	1,530	99.0%	1,420	2,950	780
Other	83	17,740	98.8%	8,140	25,880	1,000
Total	475	133,750	97.5%	25,720	159,470	15,460

	Properties	UK Properties		Transient Sites	Total Sites	Sites for Development
Location		Sites	Occupancy %
United Kingdom	54	17,710	89.9%	4,580	22,290	2,190

	Marina
	Properties	Wet Slips and Dry Storage Spaces
Location
Florida	21	5,060
Rhode Island	12	3,460
Connecticut	12	3,510
California	11	5,710
New York	9	3,020
Massachusetts	9	2,560
Maryland	9	2,480
Other	54	22,340
Total	137	48,140

	Properties	Sites, Wet Slips and Dry Storage Spaces

Total Portfolio	666	229,900

2nd Quarter Supplemental Information 3

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Consolidated Balance Sheets
(amounts in millions)

	June 30, 2024	December 31, 2023
Assets
Land	$4,555.0	$4,278.2
Land improvements and buildings	11,619.4	11,682.2
Rental homes and improvements	769.2	744.4
Furniture, fixtures and equipment	1,073.3	1,011.7
Investment property	18,016.9	17,716.5
Accumulated depreciation	(3,552.2)	(3,272.9)
Investment property, net	14,464.7	14,443.6
Cash, cash equivalents and restricted cash	104.2	42.7
Inventory of manufactured homes	182.3	205.6
Notes and other receivables, net	417.4	421.6
Collateralized receivables, net(a)	54.3	56.2
Goodwill	731.7	733.0
Other intangible assets, net	354.2	369.5
Other assets, net	702.3	668.5
Total Assets	$17,011.1	$16,940.7
Liabilities
Mortgage loans payable	$3,452.0	$3,478.9
Secured borrowings on collateralized receivables(a)	54.3	55.8
Unsecured debt	4,346.5	4,242.6
Distributions payable	119.7	118.2
Advanced reservation deposits and rent	423.3	344.5
Accrued expenses and accounts payable	406.3	313.7
Other liabilities	979.5	953.1
Total Liabilities	9,781.6	9,506.8
Commitments and contingencies
Temporary equity	259.7	260.9
Shareholders' Equity
Common stock	1.2	1.2
Additional paid-in capital	9,481.2	9,466.9
Accumulated other comprehensive income	6.0	12.2
Distributions in excess of accumulated earnings	(2,604.1)	(2,397.5)
Total SUI Shareholders' Equity	6,884.3	7,082.8
Noncontrolling interests
Common and preferred OP units	84.8	90.2
Consolidated entities	0.7	—
Total noncontrolling interests	85.5	90.2
Total Shareholders' Equity	6,969.8	7,173.0
Total Liabilities, Temporary Equity and Shareholders' Equity	$17,011.1	$16,940.7
(a) Refer to "Secured borrowings on collateralized receivables" within Definitions and Notes for additional information.
2nd Quarter Supplemental Information 4

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Consolidated Statements of Operations
(amounts in millions, except for per share amounts)

	Quarter Ended			Six Months Ended
	June 30, 2024	June 30, 2023	% Change	June 30, 2024	June 30, 2023	% Change
Revenues		As Restated			As Restated
Real property (excluding transient)(a)	$462.3	$430.1	7.5%	$897.7	$828.3	8.4%
Real property - transient	89.1	95.9	(7.1)%	130.6	139.3	(6.2)%
Home sales	107.5	122.6	(12.3)%	176.4	208.9	(15.6)%
Service, retail, dining and entertainment	188.6	191.0	(1.3)%	306.5	293.4	4.5%
Interest	5.3	14.0	(62.1)%	9.9	25.4	(61.0)%
Brokerage commissions and other, net	11.2	9.8	14.3%	14.2	19.3	(26.4)%
Total Revenues	864.0	863.4	0.1%	1,535.3	1,514.6	1.4%
Expenses
Property operating and maintenance(a)	188.7	179.6	5.1%	348.4	336.8	3.4%
Real estate tax	31.4	30.0	4.7%	62.7	60.1	4.3%
Home costs and selling	76.8	86.4	(11.1)%	128.7	149.0	(13.6)%
Service, retail, dining and entertainment	165.9	165.0	0.5%	281.8	264.8	6.4%
General and administrative	65.3	62.7	4.1%	143.8	126.8	13.4%
Catastrophic event-related charges, net	2.3	(0.1)	N/M	9.5	0.9	N/M
Business combinations	0.2	0.2	—%	0.2	3.0	(93.3)%
Depreciation and amortization	172.8	164.1	5.3%	338.1	319.7	5.8%
Asset impairments(b)	11.6	6.5	78.5%	32.3	8.9	262.9%
Goodwill impairment	—	309.7	(100.0)%	—	325.1	(100.0)%
Loss on extinguishment of debt	—	—	N/A	0.6	—	N/A
Interest	89.8	79.2	13.4%	179.5	155.8	15.2%
Interest on mandatorily redeemable preferred OP units / equity	—	0.9	(100.0)%	—	1.9	(100.0)%
Total Expenses	804.8	1,084.2	(25.8)%	1,525.6	1,752.8	(13.0)%
Income / (Loss) Before Other Items	59.2	(220.8)	N/M	9.7	(238.2)	N/M
Gain / (loss) on remeasurement of marketable securities	—	5.8	(100.0)%	—	(14.1)	(100.0)%
Gain / (loss) on foreign currency exchanges	(2.8)	2.7	N/M	(1.7)	—	N/A
Gain / (loss) on dispositions of properties	2.5	(0.6)	N/M	7.9	(2.2)	N/M
Other income / (expense), net(b)	(1.6)	(0.8)	100.0%	6.4	(1.8)	N/M
Loss on remeasurement of notes receivable	(0.4)	(0.1)	N/M	(1.1)	(1.8)	(38.9)%
Income / (loss) from nonconsolidated affiliates	3.0	(0.7)	N/M	4.4	(0.9)	N/M
Gain / (loss) on remeasurement of investment in nonconsolidated affiliates	0.1	—	N/A	5.3	(4.5)	N/M
Current tax expense	(5.3)	(5.4)	(1.9)%	(7.4)	(9.3)	(20.4)%
Deferred tax benefit	3.7	7.7	(51.9)%	9.4	12.3	(23.6)%
Net Income / (Loss)	58.4	(212.2)	N/M	32.9	(260.5)	N/M
Less: Preferred return to preferred OP units / equity interests	3.2	3.2	—%	6.4	5.6	14.3%
Less: Income / (loss) attributable to noncontrolling interests	3.1	(7.8)	N/M	1.8	(13.6)	N/M
Net Income / (Loss) Attributable to SUI Common Shareholders	$52.1	$(207.6)	N/M	$24.7	$(252.5)	N/M

Weighted average common shares outstanding - basic(b)	123.7	123.4	0.2%	123.7	123.4	0.2%
Weighted average common shares outstanding - diluted(b)	123.7	126.1	(1.9)%	126.4	126.2	0.2%

Basic earnings / (loss) per share	$0.42	$(1.67)	N/M	$0.20	$(2.03)	N/M
Diluted earnings / (loss) per share(c)	$0.42	$(1.68)	N/M	$0.20	$(2.04)	N/M
(a) Refer to "Utility Revenues" within Definitions and Notes for additional information.
(b) Refer to Definitions and Notes for additional information.
(c) Excludes the effect of certain anti-dilutive convertible securities.
N/M = Not meaningful.
N/A = Not applicable.
2nd Quarter Supplemental Information 5

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Core FFO
(amounts in millions, except for per share data)

	Quarter Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
		As Restated		As Restated
Net Income / (Loss) Attributable to SUI Common Shareholders	$52.1	$(207.6)	$24.7	$(252.5)
Adjustments
Depreciation and amortization	172.0	163.4	336.5	318.3
Depreciation on nonconsolidated affiliates	0.1	0.1	0.2	0.1
Asset impairments	11.6	6.5	32.3	8.9
Goodwill impairment	—	309.7	—	325.1
(Gain) / loss on remeasurement of marketable securities	—	(5.8)	—	14.1
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(0.1)	—	(5.3)	4.5
Loss on remeasurement of notes receivable	0.4	0.1	1.1	1.8
(Gain) / loss on dispositions of properties, including tax effect	(1.8)	0.8	(7.1)	4.3
Add: Returns on preferred OP units	2.1	3.7	4.1	6.4
Add: Income / (loss) attributable to noncontrolling interests	2.7	(7.9)	1.7	(13.5)
Gain on dispositions of assets, net	(8.6)	(10.6)	(14.0)	(18.5)
FFO(a)	$230.5	$252.4	$374.2	$399.0

Adjustments
Business combination expense	0.2	0.2	0.2	3.0
Acquisition and other transaction costs(a)	3.1	4.7	13.0	8.4
Loss on extinguishment of debt	—	—	0.6	—
Catastrophic event-related charges, net	2.3	(0.1)	9.5	0.9
Loss of earnings - catastrophic event-related charges, net(b)	0.3	5.5	5.6	11.0
(Gain) / loss on foreign currency exchanges	2.8	(2.7)	1.7	—
Other adjustments, net(a)	(0.5)	(7.1)	(12.9)	(10.7)
Core FFO(a)(c)	$238.7	$252.9	$391.9	$411.6

Weighted Average Common Shares Outstanding - Diluted	128.6	129.0	128.6	129.0

FFO per Share(a)(c)	$1.79	$1.96	$2.91	$3.09

Core FFO per Share(a)(c)	$1.86	$1.96	$3.05	$3.19
(a) Refer to Definitions and Notes for additional information.
(b) Loss of earnings - catastrophic event-related charges, net include the following:

	Quarter Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Hurricane Ian - three Fort Myers, Florida RV communities impaired
Estimated loss of earnings in excess of the applicable business interruption deductible	$5.3	$5.3	$10.6	$10.6
Insurance recoveries realized for previously estimated loss of earnings	(5.0)	—	(5.0)	—
Hurricane Irma - three Florida Keys communities impaired
Estimated loss of earnings in excess of the applicable business interruption deductible	—	0.2	—	0.4
Loss of earnings - catastrophic event-related charges, net	$0.3	$5.5	$5.6	$11.0
(c) Excludes the effect of certain anti-dilutive convertible securities.

2nd Quarter Supplemental Information 6

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to NOI
(amounts in millions)

	Quarter Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
		As Restated		As Restated
Net Income / (Loss) Attributable to SUI Common Shareholders	$52.1	$(207.6)	$24.7	$(252.5)
Interest income	(5.3)	(14.0)	(9.9)	(25.4)
Brokerage commissions and other revenues, net	(11.2)	(9.8)	(14.2)	(19.3)
General and administrative	65.3	62.7	143.8	126.8
Catastrophic event-related charges, net	2.3	(0.1)	9.5	0.9
Business combination expense	0.2	0.2	0.2	3.0
Depreciation and amortization	172.8	164.1	338.1	319.7
Asset impairments	11.6	6.5	32.3	8.9
Goodwill impairment	—	309.7	—	325.1
Loss on extinguishment of debt	—	—	0.6	—
Interest expense	89.8	79.2	179.5	155.8
Interest on mandatorily redeemable preferred OP units / equity	—	0.9	—	1.9
(Gain) / loss on remeasurement of marketable securities	—	(5.8)	—	14.1
(Gain) / loss on foreign currency exchanges	2.8	(2.7)	1.7	—
(Gain) / loss on disposition of properties	(2.5)	0.6	(7.9)	2.2
Other (income) / expense, net(a)	1.6	0.8	(6.4)	1.8
Loss on remeasurement of notes receivable	0.4	0.1	1.1	1.8
(Income) / loss from nonconsolidated affiliates	(3.0)	0.7	(4.4)	0.9
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(0.1)	—	(5.3)	4.5
Current tax expense	5.3	5.4	7.4	9.3
Deferred tax benefit	(3.7)	(7.7)	(9.4)	(12.3)
Add: Preferred return to preferred OP units / equity interests	3.2	3.2	6.4	5.6
Add: Income / (loss) attributable to noncontrolling interests	3.1	(7.8)	1.8	(13.6)
NOI	$384.7	$378.6	$689.6	$659.2

	Quarter Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
		As Restated		As Restated
Real property NOI(a)	$331.3	$316.4	$617.2	$570.7
Home sales NOI(a)	30.7	36.2	47.7	59.9
Service, retail, dining and entertainment NOI(a)	22.7	26.0	24.7	28.6
NOI	$384.7	$378.6	$689.6	$659.2
(a) Refer to Definitions and Notes for additional information.
2nd Quarter Supplemental Information 7

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Recurring EBITDA
(amounts in millions)

	Quarter Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
		As Restated		As Restated
Net Income / (Loss) Attributable to SUI Common Shareholders	$52.1	$(207.6)	$24.7	$(252.5)
Adjustments
Depreciation and amortization	172.8	164.1	338.1	319.7
Asset impairments	11.6	6.5	32.3	8.9
Goodwill impairment	—	309.7	—	325.1
Loss on extinguishment of debt	—	—	0.6	—
Interest expense	89.8	79.2	179.5	155.8
Interest on mandatorily redeemable preferred OP units / equity	—	0.9	—	1.9
Current tax expense	5.3	5.4	7.4	9.3
Deferred tax benefit	(3.7)	(7.7)	(9.4)	(12.3)
(Income) / loss from nonconsolidated affiliates	(3.0)	0.7	(4.4)	0.9
Less: (Gain) / loss on dispositions of properties	(2.5)	0.6	(7.9)	2.2
Less: Gain on dispositions of assets, net	(8.6)	(10.6)	(14.0)	(18.5)
EBITDAre(a)	$313.8	$341.2	$546.9	$540.5
Adjustments
Catastrophic event-related charges, net	2.3	(0.1)	9.5	0.9
Business combination expense	0.2	0.2	0.2	3.0
(Gain) / loss on remeasurement of marketable securities	—	(5.8)	—	14.1
(Gain) / loss on foreign currency exchanges	2.8	(2.7)	1.7	—
Other (income) / expense, net(a)	1.6	0.8	(6.4)	1.8
Loss on remeasurement of notes receivable	0.4	0.1	1.1	1.8
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(0.1)	—	(5.3)	4.5
Add: Preferred return to preferred OP units / equity interests	3.2	3.2	6.4	5.6
Add: Income / (loss) attributable to noncontrolling interests	3.1	(7.8)	1.8	(13.6)
Add: Gain on dispositions of assets, net	8.6	10.6	14.0	18.5
Recurring EBITDA(a)	$335.9	$339.7	$569.9	$577.1
(a) Refer to Definitions and Notes for additional information.
2nd Quarter Supplemental Information 8

Supplemental Disclosure
Real Property Operations - Total Portfolio
(amounts in millions, except statistical information)

	Quarter Ended June 30, 2024					Quarter Ended June 30, 2023
Financial Information	MH	RV	Marinas	UK	Total	MH	RV	Marinas	UK	Total
Revenues
Real property (excluding transient)(a)	$239.4	$80.6	$111.2	$31.1	$462.3	$224.0	$72.7	$105.0	$28.4	$430.1
Real property - transient	0.3	67.6	7.6	13.6	89.1	0.3	75.5	6.7	13.4	95.9
Total operating revenues	239.7	148.2	118.8	44.7	551.4	224.3	148.2	111.7	41.8	526.0
Expenses
Property operating expenses	79.0	74.0	41.1	26.0	220.1	73.0	72.6	39.5	24.5	209.6
Real Property NOI	$160.7	$74.2	$77.7	$18.7	$331.3	$151.3	$75.6	$72.2	$17.3	$316.4

	Six Months Ended June 30, 2024					Six Months Ended June 30, 2023
Financial Information	MH	RV	Marinas	UK	Total	MH	RV	Marinas	UK	Total
Revenues
Real property (excluding transient)(a)	$477.0	$150.6	$203.7	$66.4	$897.7	$447.5	$134.5	$190.4	$55.9	$828.3
Real property - transient	0.7	102.1	11.5	16.3	130.6	0.8	113.3	10.4	14.8	139.3
Total operating revenues	477.7	252.7	215.2	82.7	1,028.3	448.3	247.8	200.8	70.7	967.6
Expenses
Property operating expenses	154.4	127.3	80.6	48.8	411.1	146.4	127.1	76.4	47.0	396.9
Real Property NOI	$323.3	$125.4	$134.6	$33.9	$617.2	$301.9	$120.7	$124.4	$23.7	$570.7

	As of June 30, 2024					As of June 30, 2023
Other Information	MH	RV	Marinas	UK	Total	MH	RV	Marinas	UK	Total
Number of Properties	296	179	137	54	666	299	182	135	55	671
Sites, Wet Slips and Dry Storage Spaces
Sites, wet slips and dry storage spaces(b)	100,160	33,590	48,140	17,710	199,600	100,220	31,620	48,180	17,950	197,970
Transient sites	N/A	25,720	N/A	4,580	30,300	N/A	26,920	N/A	3,350	30,270
Total	100,160	59,310	48,140	22,290	229,900	100,220	58,540	48,180	21,300	228,240

Occupancy	96.7%	100.0%	N/A	89.9%	96.7%	96.2%	100.0%	N/A	90.1%	96.3%
N/M = Not meaningful. N/A = Not applicable.
(a) Refer to "Utility Revenues" within Definitions and Notes for additional information.
(b) MH annual sites included 10,589 and 9,721 rental homes in the Company's Rental Program at June 30, 2024 and 2023, respectively. The Company's investment in occupied rental homes at June 30, 2024 was $709.4 million, an increase of 12.6% from $630.0 million at June 30, 2023.

2nd Quarter Supplemental Information 9

Supplemental Disclosure
Real Property Operations - North America Same Property Portfolio(a)
(amounts in millions, except for statistical information)

	Quarter Ended June 30, 2024				Quarter Ended June 30, 2023				Total Change	% Change(c)
	MH(b)	RV(b)	Marina	Total	MH(b)	RV(b)	Marina	Total		MH	RV	Marina	Total
Financial Information
Same Property Revenues
Real property (excluding transient)	$222.1	$74.1	$96.0	$392.2	$207.1	$66.8	$91.4	$365.3	$26.9	7.2%	11.0%	5.1%	7.4%
Real property - transient	0.3	60.5	7.5	68.3	0.3	68.9	6.6	75.8	(7.5)	(8.4)%	(12.0)%	11.2%	(10.0)%
Total Same Property operating revenues	222.4	134.6	103.5	460.5	207.4	135.7	98.0	441.1	19.4	7.2%	(0.7)%	5.5%	4.4%
Same Property Expenses
Same Property operating expenses(d)(e)	61.9	64.2	32.4	158.5	56.6	61.9	31.0	149.5	9.0	9.2%	4.0%	4.2%	6.0%
Real Property NOI(e)	$160.5	$70.4	$71.1	$302.0	$150.8	$73.8	$67.0	$291.6	$10.4	6.4%	(4.6)%	6.1%	3.6%

	Six Months Ended June 30, 2024				Six Months Ended June 30, 2023				Total Change	% Change(c)
	MH(b)	RV(b)	Marina	Total	MH(b)	RV(b)	Marina	Total		MH	RV	Marina	Total
Financial Information
Same Property Revenues
Real property (excluding transient)	$440.1	$139.1	$174.9	$754.1	$411.3	$124.1	$164.9	$700.3	$53.8	7.0%	12.1%	6.1%	7.7%
Real property - transient	0.7	91.8	11.2	103.7	0.7	104.9	10.3	115.9	(12.2)	6.6%	(12.4)%	8.9%	(10.4)%
Total Same Property operating revenues	440.8	230.9	186.1	857.8	412.0	229.0	175.2	816.2	41.6	7.0%	0.9%	6.2%	5.1%
Same Property Expenses
Same Property operating expenses(d)(e)	118.1	110.0	63.7	291.8	111.1	108.4	60.5	280.0	11.8	6.3%	1.5%	5.3%	4.2%
Real Property NOI(e)	$322.7	$120.9	$122.4	$566.0	$300.9	$120.6	$114.7	$536.2	$29.8	7.2%	0.3%	6.7%	5.6%

Other Information
Number of properties	291	164	127	582	291	164	127	582
Sites, wet slips and dry storage spaces	99,390	55,590	43,380	198,360	99,380	55,200	43,620	198,200

(a) Refer to the Definitions and Notes for additional information.
(b) Same Property results for the Company's MH and RV properties reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at the average exchange rate of $0.7309 and $0.7364 USD per Canadian dollar, respectively, during the quarter and six months ended June 30, 2024.
(c) Percentages are calculated based on unrounded numbers.
(d) Refer to "Utility Revenues" within Definitions and Notes for additional information.

2nd Quarter Supplemental Information 10

Supplemental Disclosure
Real Property Operations - North America Same Property Portfolio(a) (Continued)
(amounts in millions, except for statistical information)

(e) Total Same Property operating expenses consist of the following components for the periods shown (in millions) and exclude amounts invested into recently acquired properties to bring them up to the Company's standards:

	Quarter Ended				Six Months Ended
	June 30, 2024	June 30, 2023	Change	% Change(c)	June 30, 2024	June 30, 2023	Change	% Change(c)
Payroll and benefits	$52.3	$50.3	$2.0	4.0%	$94.9	$93.5	$1.4	1.4%
Real estate taxes	28.8	27.6	1.2	4.4%	57.5	55.6	1.9	3.5%
Supplies and repairs	22.8	20.8	2.0	9.5%	38.2	35.2	3.0	8.7%
Utilities	16.8	16.0	0.8	4.7%	30.6	30.5	0.1	0.2%
Legal, state / local taxes, and insurance	14.7	14.1	0.6	4.1%	29.1	28.7	0.4	1.5%
Other	23.1	20.7	2.4	11.6%	41.5	36.5	5.0	13.8%
Total Same Property Operating Expenses	$158.5	$149.5	$9.0	6.0%	$291.8	$280.0	$11.8	4.2%

	As of
	June 30, 2024		June 30, 2023
	MH	RV	MH	RV
Other Information
Number of properties	291	164	291	164

Sites
MH and annual RV sites	99,390	33,100	99,380	31,450
Transient RV sites	N/A	22,490	N/A	23,750
Total	99,390	55,590	99,380	55,200

MH and Annual RV Occupancy
Occupancy(b)	97.2%	100.0%	96.8%	100.0%
Monthly base rent per site	$692	$612	$653	$575
% Change of monthly base rent(c)	6.0%	6.4%	N/A	N/A

Rental Program Statistics included in MH:
Number of occupied sites, end of period(d)	10,300	N/A	9,680	N/A
Monthly rent per site – MH rental program	$1,325	N/A	$1,264	N/A
% Change(d)	4.8%	N/A	N/A	N/A
N/A = Not applicable.
(a) Refer to Definitions and Notes for additional information.
(b) Same Property blended occupancy for MH and RV was 97.9% at June 30, 2024, up 30 basis points from 97.6% at June 30, 2023. Adjusting for recently delivered and vacant expansion sites, Same Property adjusted blended occupancy for MH and RV increased by 150 basis points year over year, to 98.7% at June 30, 2024, from 97.2% at June 30, 2023.
(c) Calculated using actual results without rounding.
(d) Occupied rental program sites in Same Property are included in total sites.

2nd Quarter Supplemental Information 11

Supplemental Disclosure
Real Property Operations - UK Same Property Portfolio(a)
(amounts in millions, except for statistical information)

	Quarter Ended			Six Months Ended
	June 30, 2024	June 30, 2023	% Change(c)	June 30, 2024	June 30, 2023	% Change(c)
Financial Information(b)
Same Property Revenues
Real property (excluding transient)	$24.7	$23.1	7.1%	$49.6	$46.0	7.7%
Real property - transient	13.7	13.5	1.0%	16.2	15.0	8.3%
Total Same Property operating revenues	38.4	36.6	4.9%	65.8	61.0	7.9%
Same Property Expenses
Same Property operating expenses(d)	18.5	18.4	0.5%	35.2	35.4	(0.5)%
Real Property NOI	$19.9	$18.2	9.3%	$30.6	$25.6	19.4%

	As of
	June 30, 2024	June 30, 2023	Change
Other Information
Number of properties	52	52	—

Sites
UK sites	16,560	16,440	120
UK transient sites	3,420	3,200	220

Occupancy(e)	90.0%	90.7%	(0.7)%
Monthly base rent per site	$519	$481	$38
(a) Refer to the Definitions and Notes for additional information.
(b) Same Property results for the UK properties reflect constant currency for comparative purposes. UK currency figures in the prior comparative period have been translated at the average exchange rate of $1.2618 USD and $1.2649 USD per Pound sterling, respectively, during the quarter and six months ended June 30, 2024.
(c) Percentages are calculated based on unrounded numbers.
(d) Refer to "Utility Revenues" within Definitions and Notes for additional information.
(e) Adjusting for recently delivered and vacant expansion sites, Same Property adjusted occupancy decreased by 40 basis points year-over-year, to 90.8% at June 30, 2024, from 91.2% at June 30, 2023.

2nd Quarter Supplemental Information 12

Other Operating Information
Home Sales Summary
($ in millions, except for average selling price)

	Quarter Ended			Six Months Ended
Financial Information	June 30, 2024	June 30, 2023	% Change	June 30, 2024	June 30, 2023	% Change
MH
Home sales	$58.2	$62.3	(6.6)%	$91.0	$109.5	(16.9)%
Home cost and selling expenses	45.0	46.0	(2.2)%	71.2	82.0	(13.2)%
NOI	$13.2	$16.3	(19.0)%	$19.8	$27.5	(28.0)%
NOI margin %	22.7%	26.2%		21.8%	25.1%

UK
Home sales	$49.3	$60.3	(18.2)%	$85.4	$99.4	(14.1)%
Home cost and selling expenses	31.8	40.4	(21.3)%	57.5	67.0	(14.2)%
NOI	$17.5	$19.9	(12.1)%	$27.9	$32.4	(13.9)%
NOI margin %	35.5%	33.0%		32.7%	32.6%

Total
Home sales	$107.5	$122.6	(12.3)%	$176.4	$208.9	(15.6)%
Home cost and selling expenses	76.8	86.4	(11.1)%	128.7	149.0	(13.6)%
NOI	$30.7	$36.2	(15.2)%	$47.7	$59.9	(20.4)%
NOI margin %	28.6%	29.5%		27.0%	28.7%

Other information
Units Sold:
MH	623	684	(8.9)%	950	1,273	(25.4)%
UK	787	837	(6.0)%	1,408	1,426	(1.3)%
Total home sales	1,410	1,521	(7.3)%	2,358	2,699	(12.6)%

Average Selling Price:
MH	$93,419	$91,082	2.6%	$95,789	$86,017	11.4%
UK	$62,643	$72,043	(13.0)%	$60,653	$69,705	(13.0)%

Operating Statistics for MH and Annual RVs

	Resident Move-outs
	% of Total Sites		Number of Move-outs	Leased Sites, Net(b)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2024 - YTD as of June 30	3.1%	(a)	1,236	1,447	218	732	822
2023	3.6%		6,590	3,268	564	2,001	2,296
2022	3.0%		5,170	2,922	703	2,509	2,864
(a) Percentage calculated on a trailing 12-month basis.
(b) Increase in revenue producing sites, net of new vacancy.
2nd Quarter Supplemental Information 13

Investment Activity
Acquisitions and Dispositions
(amounts in millions, except for *)

Property Name	Property Type	Number of Properties*	Sites, Wet Slips and Dry Storage Spaces*	State, Province or Country	Total Purchase Price / Sales Proceeds	Month
ACQUISITIONS
First Quarter 2024
Port of San Juan(a)	Marina	1	8	PR	$—	March

Second Quarter 2024
Port Milford(b)	Marina	1	92	CT	4.0	April
Oak Leaf(c)	Marina	—	89	CT	5.0	April
Berth One Palm Beach(c)	Marina	—	4	FL	3.0	April

Acquisitions to Date		2	193		$12.0

DISPOSITIONS
First Quarter 2024
Spanish Trails and Sundance	MH	2	533	AZ & FL	$51.7	February

Second Quarter 2024
Littondale	UK	1	114	UK	5.4	May

Subsequent to Second Quarter 2024
Six Community MH Portfolio	MH	6	2,087	Various	224.6	July
Lake Pointe Village	MH	1	361	FL	38.0	July

Dispositions to Date		10	3,095		$319.7
(a) Acquired via ground lease agreement.
(b) In conjunction with this acquisition, the Company issued 19,326 common OP units valued at $2.5 million.
(c) Combined with an existing property.

2nd Quarter Supplemental Information 14

Investment Activity
Capital Expenditures and Investments
(amounts in millions, except for *)

	Six Months Ended				Year Ended
	June 30, 2024				December 31, 2023				December 31, 2022
	MH / RV	Marina	UK	Total	MH / RV	Marina	UK	Total	MH / RV	Marina	UK	Total
Recurring Capital Expenditures(a)	$30.9	$25.8	$6.7	$63.4	$51.8	$35.5	$—	$87.3	$51.0	$22.8	$—	$73.8

Non-Recurring Capital Expenditures(a)
Lot Modifications	$14.1	N/A	$1.5	$15.6	$54.9	N/A	$—	$54.9	$39.1	N/A	$—	$39.1
Growth Projects	3.0	50.0	4.7	57.7	21.6	82.9	—	104.5	28.4	71.1	—	99.5
Rebranding	—	N/A	2.9	2.9	4.7	N/A	—	4.7	15.0	N/A	—	15.0
Acquisitions	32.2	60.8	10.5	103.5	115.1	186.3	67.3	368.7	503.0	522.5	2,285.1	3,310.6
Expansion and Development	63.0	4.4	10.2	77.6	247.4	26.0	2.9	276.3	243.8	13.9	4.1	261.8
Total Non-Recurring Capital Expenditures	112.3	115.2	29.8	257.3	443.7	295.2	70.2	809.1	829.3	607.5	2,289.2	3,726.0
Total	$143.2	$141.0	$36.5	$320.7	$495.5	$330.7	$70.2	$896.4	$880.3	$630.3	$2,289.2	$3,799.8
Other Information
Recurring Capex per Site, Slip and Dry Storage Spaces(b)*	$210	$538	$370	$298	$388	$867	N/A	$500	$397	$582	N/A	$441
N/A = Not applicable.
(a) Refer to Definitions and Notes for additional information.
(b) Average based on actual number of MH and RV sites, Marina wet slips and dry storage spaces, and UK sites associated with the recurring capital expenditures in each period.
2nd Quarter Supplemental Information 15

Capitalization
Capitalization Overview
(Shares and units in thousands, dollar amounts in millions, except for *)

	As of
	June 30, 2024
Equity and Enterprise Value	Common Equivalent Shares	Share Price*	Capitalization
Common shares	124,653	$120.34	$15,000.7
Convertible securities
Common OP units	2,690	$120.34	323.7
Preferred OP units	2,607	$120.34	313.7
Diluted shares outstanding and market capitalization(a)	129,950		15,638.1
Plus: Total debt, per consolidated balance sheet			7,852.8
Total capitalization			23,490.9
Less: Cash and cash equivalents (excluding restricted cash)			(89.1)
Enterprise Value(b)			$23,401.8

Debt		Weighted Average Maturity (in years)*	Debt Outstanding
Mortgage loans payable		8.7	$3,452.0
Secured borrowings on collateralized receivables(c)		13.7	54.3
Unsecured debt		4.7	4,346.5
Total carrying value of debt, per consolidated balance sheet		6.5	7,852.8
Plus: Unamortized deferred financing costs and discounts / premiums on debt			37.4
Total Debt			$7,890.2

Corporate Debt Rating and Outlook
Moody's			Baa3 | Stable
S&P			BBB | Stable
(a) Refer to "Securities" within Definitions and Notes for additional information related to the Company's securities outstanding.
(b) Refer to "Enterprise Value" within Definitions and Notes for additional information.
(c) Refer to "Secured borrowings on collateralized receivables" within Definitions and Notes for additional information.
2nd Quarter Supplemental Information 16

Capitalization
Summary of Outstanding Debt
(amounts in millions, except for *)

	Quarter Ended
	June 30, 2024
	Debt Outstanding	Weighted Average Interest Rate(a)*	Maturity Date*
Secured Debt:
Mortgage loans payable	$3,452.0	4.00%	Various
Secured borrowings on collateralized receivables(b)	54.3	8.59%	Various
Total Secured Debt	3,506.3	4.07%

Unsecured Debt:
Senior Credit Facility:
Revolving credit facilities (in USD)(c)	1,671.9	5.19%	April 2026

Senior Unsecured Notes:
2028 senior unsecured notes	447.1	2.30%	November 2028
2029 senior unsecured notes	495.8	5.55%	January 2029
2031 senior unsecured notes	743.0	2.70%	July 2031
2032 senior unsecured notes	592.8	3.59%	April 2032
2033 senior unsecured notes	395.9	5.51%	January 2033
Total Senior Unsecured Notes	2,674.6	3.78%

Total Unsecured Debt	4,346.5	4.32%
Total carrying value of debt, per consolidated balance sheets	7,852.8	4.21%
Plus: Unamortized deferred financing costs, discounts / premiums on debt, and fair value adjustments(a)	37.4
Total debt	$7,890.2
(a)Includes the effect of amortizing deferred financing costs, loan premiums / discounts, and derivatives, as well as fair value adjustments on the Secured borrowings on collateralized receivables.
(b)Refer to "Secured borrowings on collateralized receivables" within Definitions and Notes for additional information.
(c)As of June 30, 2024, the Company's revolving credit facilities consisted of:
•$228.0 million borrowed on its U.S. line of credit at the Secured Overnight Financing Rate ("SOFR") plus 85 basis points margin. As of June 30, 2024, $150.0 million was swapped to a weighted average fixed SOFR rate of 4.757% for an all-in fixed rate of 5.707%.
•$1.4 billion (£1.1 billion) borrowed on its GBP and multicurrency lines of credit at the Daily Sterling Overnight Index Average ("SONIA") base rate, plus 85 basis points margin. As of June 30, 2024, $632.2 million (£500.0 million) was swapped to a weighted average fixed SONIA rate of 2.924% for an all-in fixed rate of 3.806% inclusive of margin.
•$4.3 million USD equivalent borrowed on its AUD line of credit at the Bank Bill Swap Bid Rate ("BBSY") plus 85 basis points margin.

2nd Quarter Supplemental Information 17

Capitalization
Debt Maturities(a)
(amounts in millions, except for *)

	As of
	June 30, 2024
Year	Mortgage Loans Payable(b)	Secured Borrowings on Collateralized Receivables(c)(d)	Principal Amortization	Senior Credit Facility	Senior Unsecured Notes	Total
2024	$128.8	$1.1	$28.4	$—	$—	$158.3
2025	50.5	2.4	54.2	—	—	107.1
2026	658.4	2.6	46.3	1,671.9	—	2,379.2
2027	4.0	2.8	40.7	—	—	47.5
2028	303.8	3.1	43.4	—	450.0	800.3
Thereafter	1,525.2	38.7	583.9	—	2,250.0	4,397.8
Total	$2,670.7	$50.7	$796.9	$1,671.9	$2,700.0	$7,890.2
(a) Debt maturities include the unamortized deferred financing costs, discount / premiums, and fair value adjustments associated with outstanding debt.
(b) For the Mortgage loan payables maturing between 2024 - 2028:

	2024	2025	2026	2027	2028
Weighted average interest rate	4.03%	4.04%	3.97%	4.34%	4.04%
(c) Balance at June 30, 2024 excludes fair value adjustments of $3.5 million.
(d) Refer to "Secured borrowings on collateralized receivables" within Definitions and Notes for additional information.

^ Excludes the Company's borrowings under its senior credit facility.
2nd Quarter Supplemental Information 18

Capitalization
Debt Analysis

		As of
		June 30, 2024
Select Credit Ratios
Net Debt / TTM recurring EBITDA		6.2 x
Net Debt / Enterprise Value		33.2%
Net Debt / gross assets		37.8%
Unencumbered assets / total assets		76.9%
Floating rate debt / total debt(a)		11.3%

Coverage Ratios
TTM Recurring EBITDA(a) / interest		3.6 x
TTM Recurring EBITDA(a) / interest + preferred distributions + preferred stock distribution		3.6 x

Senior Credit Facility Covenants	Requirement
Maximum leverage ratio	<65.0%	33.9%
Minimum fixed charge coverage ratio	>1.40 x	2.90 x
Maximum secured leverage ratio	<40.0%	12.7%

Senior Unsecured Note Covenants	Requirement
Total debt / total assets	≤60.0%	41.1%
Secured debt / total assets	≤40.0%	18.3%
Consolidated income available for debt service / debt service	≥1.50 x	3.90 x
Unencumbered total asset value / total unsecured debt	≥150.0%	337.6%
(a) Percentage includes the impact of hedge activities.

2nd Quarter Supplemental Information 19

Definitions and Notes

Acquisition and Other Transaction Costs - In the Company's Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Core FFO on page 6, 'Acquisition and other transaction costs' represent (a) nonrecurring integration expenses associated with acquisitions during the quarter and six months ended June 30, 2024 and 2023, (b) costs associated with potential acquisitions that will not close, (c) expenses incurred to bring recently acquired properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy, and other non-recurring transaction costs, and (d) other non-recurring transactions.

Capital Expenditures and Investment Activity - The Company classifies its investments in properties into the following categories:

•Recurring Capital Expenditures - Property recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing items used to operate the communities and marinas. Recurring capital expenditures at the Company's MH, RV and UK properties include major road, driveway and pool improvements; clubhouse renovations; adding or replacing streetlights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. Recurring capital expenditures at the marinas include dredging, dock repairs and improvements, and equipment maintenance and upgrades. The minimum capitalized amount is five hundred dollars.

•Non-Recurring Capital Expenditures - The following investment and reinvestment activities are non-recurring in nature:

•Lot Modifications - Lot modification capital expenditures are incurred to modify the foundational structures required to set a new home after a previous home has been removed. These expenditures are necessary to create a revenue stream from a new site renter and often improve the quality of the community. Other lot modification expenditures include land improvements added to annual RV sites to aid in the conversion of transient RV guests to annual contracts. See page 13 for move-out rates.

•Growth Projects - Growth projects consist of revenue-generating or expense-reducing activities at the properties. These include, but are not limited to, utility efficiency and renewable energy projects, site, slip or amenity upgrades, such as the addition of a garage, shed or boat lift, and other special capital projects that substantiate an incremental rental increase.

•Rebranding - Rebranding includes new signage at the Company's RV communities and costs of building an RV mobile application and updated website.

•Acquisitions - Total acquisition investments represent the purchase price paid for operating properties (detailed for the current calendar year on page 14), the purchase price paid for land parcels for future ground-up development and expansions activities, and any capital improvements identified during due diligence from the acquisition date through the third year of ownership needed to bring acquired properties up to the Company's operating standards.

Capital improvements subsequent to acquisition often require 24 to 36 months to complete after closing. At MH, RV and UK properties, capital improvements include upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovations including larger decks, heaters and furniture; new maintenance facilities; lot modifications; and new signage including main signs and internal road signs. Capital improvements at Marina properties primarily include improvements to rooms, renovation of restaurant facilities, pools and fitness centers.

For the six months ended June 30, 2024, the components of total acquisition investment are as follows (in millions):

	Six Months Ended June 30, 2024
	MH and RV	Marina	UK	Total
Purchase price of property acquisitions	$—	$12.1	$—	$12.1
Capitalized transaction costs for property acquisitions	—	0.4	—	0.4
Purchase price of land acquisitions (including capitalized transaction costs)(a)	15.9	—	10.1	26.0
Capital improvements to recent property acquisitions	15.7	33.8	0.4	49.9
Other acquisitions	0.6	14.0	—	14.6
Total Acquisition Investments	$32.2	$60.3	$10.5	$103.0
(a) Includes the value allocated to infrastructure improvements associated with acquired land, when applicable.
2nd Quarter Supplemental Information 20

•Expansions and Developments - Expansion and development expenditures consist primarily of construction costs such as roads, activities, and amenities, and costs necessary to complete site improvements, such as driveways, sidewalks and landscaping at the Company's MH, RV and UK communities. Expenditures also include costs to rebuild after damage has been incurred at MH, RV, Marina or UK properties, and research and development.

Enterprise Value - Equals total equity market capitalization, plus total indebtedness reported on the Company's balance sheet and less unrestricted cash and cash equivalents.

GAAP - U.S. Generally Accepted Accounting Principles.

Home Sales Contribution to FFO - The reconciliation of NOI from home sales to FFO from home sales for the quarter and six months ended June 30, 2024 is as follows (in millions):

	Quarter Ended June 30, 2024			Six Months Ended June 30, 2024
	MH	UK	Total	MH	UK	Total
Home Sales NOI	$13.2	$17.5	$30.7	$19.8	$27.9	$47.7
Gain on dispositions of assets, net	(8.3)	(0.3)	(8.6)	(13.5)	(0.5)	(14.0)
FFO Contribution from home sales	$4.9	$17.2	$22.1	$6.3	$27.4	$33.7

Interest expense - The following is a summary of the components of the Company's interest expense (in millions):

	Quarter Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Interest on Secured debt, Senior unsecured notes, Senior Credit Facility, Unsecured Term Loan and interest rate swaps	$83.6	$75.1	$167.5	$147.5
Lease related interest expense	3.6	3.6	7.1	7.1
Amortization of deferred financing costs, debt / (premium) or discounts and (gains) / losses on hedges	1.6	1.5	3.4	3.0
Senior credit facility commitment fees and other finance related charges	2.0	1.6	4.0	3.3
Capitalized interest expense	(2.2)	(2.6)	(4.9)	(5.1)
Interest Expense Before Interest on Secured borrowings	88.6	79.2	177.1	155.8
Interest expense on Secured borrowings on collateralized receivables	1.2	—	2.4	—
Interest Expense, per Consolidated Statements of Operations	$89.8	$79.2	$179.5	$155.8

Nareit - The National Association of Real Estate Investment Trusts is the worldwide representative voice for REITs and real estate companies with an interest in U.S. real estate and capital markets. More information is available at www.reit.com.

Net Debt - The carrying value of debt, plus, unamortized premiums, discounts and deferred financing costs, less unrestricted cash and cash equivalents.

Asset Impairments - In the Company's Consolidated Statements of Operations on page 5, the Company recorded asset impairment charges during the quarter ended June 30, 2024, which primarily consist of a $10.8 million impairment of two non-operating ground-up development properties in California that the Company is anticipating selling later this year.

2nd Quarter Supplemental Information 21

Other adjustments, net - In the Company's Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Core FFO on page 6, Other adjustments, net consists of the following (in millions):

	Quarter Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Litigation activity	$(0.5)	$(0.1)	$(8.6)	$(0.1)
Long term lease termination expense	1.0	0.1	1.0	0.7
Severance costs	0.4	0.4	0.9	0.4
Deferred tax benefit	(3.7)	(7.7)	(9.4)	(12.3)
Accelerated deferred compensation amortization	0.5	—	0.7	0.4
ERP implementation expense	0.7	—	1.4	—
Other	1.1	0.2	1.1	0.2
Other adjustments, net	$(0.5)	$(7.1)	$(12.9)	$(10.7)

Other income / (expense), net - In the Company's Consolidated Statements of Operations on page 5, Other income / (expense), net consists of the following (in millions):

	Quarter Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Litigation activity	$0.5	$0.1	$8.6	$0.1
Long term lease termination expense	(1.0)	(0.1)	(1.0)	(0.7)
Repair reserve on repossessed homes	(1.1)	(0.8)	(1.2)	(1.2)
Gain on remeasurement of Collateralized receivables	—	—	1.6	—
Loss on remeasurement of Secured borrowings on collateralized receivables	—	—	(1.6)	—
Other income / (expense), net	$(1.6)	$(0.8)	$6.4	$(1.8)

Same Property - The Company defines Same Properties as those the Company has owned and operated continuously since at least January 1, 2023. Same properties exclude ground-up development properties, acquired properties and properties sold after December 31, 2022. The Same Property data may change from time-to-time depending on acquisitions, dispositions, management discretion, significant transactions or unique situations.

Secured borrowings on collateralized receivables - This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as secured borrowings. The interest income and interest expense accrue at the same amount. The Company has elected to record the collateralized receivables and secured borrowings at fair value under ASC 820, "Fair Value Measurements and Disclosures." As a result, the balance of collateralized receivables and related secured borrowings are net of fair value adjustments.

2nd Quarter Supplemental Information 22

Securities - The Company had the following securities outstanding as of June 30, 2024:

	Number of Units / Shares Outstanding (in thousands)	Conversion Rate(a)	If Converted to Common shares (in thousands)(b)	Issuance Price Per Unit	Annual Distribution Rate
Non-Convertible Securities
Common shares	124,653	N/A	N/A	N/A	$3.76(c)

Convertible Securities Classified as Equity
Common OP units	2,690	1.0000	2,690	N/A	Mirrors common share distributions

Preferred OP Units
Series A-1	192	2.4390	468	$100.00	6.00%
Series A-3	40	1.8605	75	$100.00	4.50%
Series C	297	1.1100	329	$100.00	5.00%
Series D	489	0.8000	391	$100.00	4.00%
Series E	80	0.6897	55	$100.00	5.50%
Series F	90	0.6250	56	$100.00	3.00%
Series G	206	0.6452	133	$100.00	3.20%
Series H	581	0.6098	355	$100.00	3.00%
Series J	238	0.6061	144	$100.00	2.85%
Series K	1,000	0.5882	588	$100.00	4.00%
Series L	20	0.6250	13	$100.00	3.50%
Total	3,233		2,607
Total Convertible Securities Outstanding	5,923		5,297
(a) Exchange rates are subject to adjustment upon stock splits, recapitalizations and similar events. The exchange rates of certain series of OP units are approximated to four decimal places.
(b) Calculation may yield minor differences due to fractional shares paid in cash to the shareholder at conversion.
(c) Annual distribution is based on the last quarterly distribution annualized.

Share - In addition to reporting net income on a diluted basis ("EPS"), the Company reports FFO and Core FFO on a per common share and dilutive convertible securities basis (per "Share"). For the periods presented below, the Company's diluted weighted average common shares outstanding for EPS and FFO are as follows:

	Quarter Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Diluted Weighted Average Common Shares Outstanding - EPS		As Restated		As Restated
Weighted average common shares outstanding - Basic	123.7	123.4	123.7	123.4
Dilutive restricted stock	—	0.2	—	0.4
Common and preferred OP units dilutive effect	—	2.5	2.7	2.4
Weighted Average Common Shares Outstanding - Diluted	123.7	126.1	126.4	126.2

Diluted Weighted Average Common Shares Outstanding - FFO
Weighted average common shares outstanding - Basic	123.7	123.4	123.7	123.4
Restricted stock	0.2	0.2	0.2	0.4
Common OP units	2.7	2.5	2.7	2.4
Common stock issuable upon conversion of certain preferred OP units	2.0	2.9	2.0	2.8
Weighted Average Common Shares Outstanding - Diluted	128.6	129.0	128.6	129.0

2nd Quarter Supplemental Information 23

Utility Revenues - In its Consolidated Statements of Operations and its total portfolio presentation of real property operating results, the Company includes the following utility reimbursement revenues in real property revenues (excluding transient):

	Quarter Ended		Six Months Ended
Consolidated Portfolio	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Utility reimbursement revenues
MH	$16.4	$15.9	$34.9	$34.4
RV	5.0	4.9	9.2	9.1
Marina	6.6	6.7	12.5	12.0
UK	4.6	4.4	9.4	9.0
Total	$32.6	$31.9	$66.0	$64.5

For its presentation of Same Property results on page 10 and page 12, the Company nets the following utility revenues (which include utility reimbursement revenues from residents) against related utility expenses in Same Property operating expenses:

	Quarter Ended		Six Months Ended
Same Property Portfolio	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Utility revenues netted against related utility expenses
MH	$16.3	$15.8	$34.7	$34.2
RV	5.1	4.9	9.2	9.1
Marina	6.1	6.2	11.6	11.3
UK	4.3	4.4	9.0	9.1
Total	$31.8	$31.3	$64.5	$63.7

Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry use non-GAAP supplemental performance measures, including net operating income ("NOI"), earnings before interest, tax, depreciation and amortization ("EBITDA") and funds from operations ("FFO") to assess REITs. The Company believes that NOI, EBITDA and FFO are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, NOI, EBITDA and FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.

NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.

EBITDA provides a further measure to evaluate the Company's ability to incur and service debt; EBITDA also provides further measures to evaluate the Company's ability to fund dividends and other cash needs.

FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets.

•Net Operating Income ("NOI")

◦Total Portfolio NOI - The Company calculates NOI by subtracting property operating expenses and real estate taxes from operating property revenues. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall. The Company believes that NOI provides enhanced comparability for investor evaluation of properties performance and growth over time.

2nd Quarter Supplemental Information 24

The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company's financial performance or GAAP net cash provided by operating activities as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.

◦Same Property NOI - This is a key management tool used when evaluating performance and growth of the Company's Same Property portfolio. The Company believes that Same Property NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the Same property portfolio from one period to the next. Same Property NOI does not include the revenues and expenses related to home sales, service, retail, dining and entertainment activities at the properties.

•Earnings before interest, tax, depreciation and amortization ("EBITDA")

◦EBITDAre - Nareit refers to EBITDA as "EBITDAre" and calculates it as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs.

◦Recurring EBITDA - The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company's performance on a basis that is independent of capital structure ("Recurring EBITDA"). The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company's cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow provided by / used for operating, investing and financing activities as measures of liquidity.

•Funds from Operations ("FFO")

◦FFO - Nareit defines FFO as GAAP net income (loss), excluding gains (or losses) from sales of certain real estate assets, plus real estate related depreciation and amortization, impairments of certain real estate assets and investments, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, real estate related impairment and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

◦Core FFO - In addition to FFO, the Company uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of the Company's core business ("Core FFO"). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results.

The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a financial performance measure or GAAP cash flow from operating activities as a measure of the Company's liquidity. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Furthermore, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company's interpretation of standards established by Nareit, which may not be comparable to FFO reported by other REITs that interpret the Nareit definition differently.
2nd Quarter Supplemental Information 25

Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.
2nd Quarter Supplemental Information 26